                                                                    Exhibit 99.1
[CNT LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


CNT ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS


MINNEAPOLIS, FEBRUARY 11, 2002 - CNT(R) (Nasdaq: CMNT) today announced unaudited preliminary fourth quarter results for the period ending January 31, 2002, which included record revenues. Revenue is expected to be approximately $60.7 million for the three months ended January 31, 2002, compared to $47.0 million for the three months ended January 31, 2001, an increase of 29%. Revenues for the three months ended January 31, 2002 include three months of revenue relating to the acquisition of Articulent Inc. in April 2001. Gross margin is expected to be approximately $24.1 million, or approximately 40% of revenue for the three months ended January 31, 2002, compared to $24.3 million, or 52% of revenues for the three months ended January 31, 2001. Gross margin includes lower gross margins obtained on the storage solutions business which was acquired as part of the acquisition of Articulent in April 2001. Results of operations also reflect a significant order received from the U.S. government for the UltraNet family of products. The products will be used for government operations. The order was accepted at reduced margins in order to gain entry into this customer base. Operating income is expected to be approximately $950,000 for the three months ended January 31, 2002, compared to $5.8 million for the three months ended January 31, 2001. Finally, diluted earnings per share from continuing operations are expected to be in the range of $0.03 to $0.04 for the three months ended January 31, 2002, compared to $0.17 per share for the three months ended January 31, 2001


ABOUT CNT

CNT is the global storage networking specialist and a pioneer in IP storage solutions. Innovative products and services from CNT help IT professionals design and implement cost-effective storage solutions that span diverse servers, storage systems and networks--enabling enterprise-wide data access and protection


--------------------------------------------------------------------------------
COMPUTER NETWORK TECHNOLOGY CORPORATION (CNT)
6000 Nathan Lane North  Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324  International 763-268-6000  Fax: 763-268-6800


                                     -more-

CNT Announces Preliminary Fourth Quarter Results - Page 2



All brand names and product names are trademarks or registered trademarks of their respective companies.

FOR ADDITIONAL INFORMATION, CONTACT:
Greg Barnum, VP of Finance & CFO
763-268-6110; greg_barnum@cnt.com


Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products and
(vii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                       ###